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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                          Pursuant to Section 13 of the

                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 9, 2003


                                Manor Care, Inc.
                                ----------------
               (Exact name of registrant as specified in charter)


   Delaware                        1-10858                        34-1687107
   --------                        -------                        ----------
  (State of                      (Commission                    (IRS Employer
Organization)                   File Number)                 Identification No.)



333 N. Summit Street
Toledo, Ohio                                                          43604-2617
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)


Registrant's Telephone Number, including area code: (419) 252-5500
                                                    --------------

Former name or former address, if changed since last report: Not Applicable



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Item 7. Financial Statements and Exhibits

         (c) the following exhibit is furnished as part of this From 8-K.

             Exhibit No.  Description

             Exhibit 99   Press Release dated April 9, 2003

Item 9. Regulation FD Disclosure

         On April 9, 2003 Manor Care, Inc. ("Manor Care") announced its intention to refinance it existing credit facility and to issue $200 million of Senior Notes and $90 million of Senior Convertible Notes. The refinancing of the credit facility, the issuance of the Senior Notes and the issuance of the Senior Convertible Notes are collectively referred to as the Transactions. The full text of Manor Care's press release is attached hereto as Exhibit 99.

         The following risk factors are included in the preliminary Offering Memorandum circulated by Manor Care today in connection with the Senior Convertible Notes and are set forth herein.

                                  RISK FACTORS

Our business, operations and financial condition are subject to various risks. Some of these risks are described below, and you should take these risks into account in evaluating us or any investment decision involving us or in deciding whether to participate in the purchase of the notes proposed in this offering memorandum. This section does not describe all risks applicable to us, our industry or our business, and it is intended only as a summary of certain material factors.

OUR INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND MAKE IT MORE DIFFICULT FOR US TO FULFILL OUR OBLIGATIONS UNDER THE NOTES.

At December 31, 2002, our total consolidated indebtedness was $640.5 million. After giving pro forma effect to the sale of the notes and the use of proceeds therefrom, including the purchase of $25.0 million of our common stock, our total consolidated indebtedness would have been $668.1 million. After giving pro forma effect to all of the Transactions and the use of proceeds therefrom, including the purchase of $25.0 million of our common stock, our total consolidated indebtedness would have been $672.0 million.

After giving pro forma effect to the Transactions and the use of proceeds therefrom, including the repurchase of $25.0 million of our common stock, we expect approximately $164.1 million to be available under the new senior revolving credit facility. In the event we complete the sales of the notes and the 2013 Notes, but do not replace the $500.0 million five-year senior revolving credit facility (which had a balance of $259.3 million at December 31, 2002), after giving pro forma effect to the offerings of the notes and the 2013 Notes and the use of proceeds therefrom, including the repurchase of $25.0 million of our common stock, we expect approximately $464.9 million to be available under the existing five-year senior revolving credit facility.

In the event we complete the sale of the notes but do not replace the $500.0 million five year senior revolving credit facility, after giving pro forma effect to this offering and the use of proceeds therefrom, assuming we use $62.4 to repay a portion of such borrowings, we expect approximately $268.0 million to be available under the existing five year revolving credit facility.

In the event the closing of the new revolving credit facility does not occur, our existing $500.0 million senior revolving credit facility expires in September 2003 and we would need to refinance such facility or obtain alternative sources of liquidity. The sale of the notes and the 2013 Notes is a condition to the closing of the contemplated senior revolving credit facility.

Our indebtedness could have important consequences to you. For example, it could:

       o make it more difficult for us to satisfy our obligations with respect to the notes;

       o increase our vulnerability to general adverse economic and industry conditions;

       o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund acquisitions, working capital, capital expenditures and other general corporate purposes;

       o limit, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow a significant amount of additional funds;


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       o limit, along with the financial and other restrictive covenants in our indebtedness, our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

       o place us at a competitive disadvantage compared to our competitors that have less debt.

We may be able to incur additional indebtedness in the future which could intensify the risks listed above. The indenture relating to the notes does not limit the amount of debt that we or our subsidiaries may incur.

OUR BUSINESS IS CONDUCTED THROUGH OUR SUBSIDIARIES.

Our operations are conducted through our subsidiaries. As a result, we depend on dividends, loans or advances, or payments from our subsidiaries to satisfy our financial obligations and make payments to our investors. The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as, in the future, agreements to which our subsidiaries may be a party. Although the notes are guaranteed by the subsidiary guarantors, each guarantee is subordinated to all secured debt of the relevant subsidiary guarantor. Moreover, not all of our subsidiaries are guarantors.

NOT ALL OF OUR SUBSIDIARIES ARE GUARANTORS AND ASSETS OF NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE NOTES AND OUR SUBSIDIARY GUARANTEES MAY BE RELEASED IN THE FUTURE IF CERTAIN EVENTS OCCUR.

Our existing and future subsidiaries that do not guarantee the obligations of our wholly-owned subsidiary Manor Care of America, Inc. (MCA) under its $150.0 million principal amount of 7 1/2% Senior Notes due 2006, or our obligations under our $200.0 million principal amount 8% Senior Notes due 2008, will also not be guarantors of the notes or the Convertible Senior Notes. Payments on the notes are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries which do not guarantee the notes unless those assets are transferred, by dividend or otherwise, to us or a subsidiary guarantor.

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt, including their trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. For the year ended December 31, 2002, our non-guarantor subsidiaries represented less than 3.0% of our revenues, assets and income before income taxes and minority interest.

Each subsidiary guarantor that is released from its obligations under MCA's
7 1/2% Senior Notes due 2006 or any related guarantees, its obligations under our 8% Senior Notes due 2008 or any related guarantees, its obligations under the Convertible Senior Notes or any related guarantees, its obligations under our existing credit facility or our new senior revolving credit facility and any guarantee with respect to either of such credit facilities will also be released as a guarantor under the notes. Upon such release, the notes will effectively rank junior to all liabilities of such subsidiary, whether or not such liabilities are secured or unsecured.



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ALTHOUGH YOUR NOTES ARE REFERRED TO AS "SENIOR NOTES", AND THE SUBSIDIARY
GUARANTIES ARE SENIOR OBLIGATIONS OF OUR SUBSIDIARIES, EACH WILL BE EFFECTIVELY SUBORDINATED TO OUR SECURED DEBT AND ANY SECURED LIABILITIES OF OUR SUBSIDIARIES.

The notes will effectively rank junior to any of our secured debt or any secured debt of our subsidiaries, to the extent of the assets securing that debt. In the event of bankruptcy, liquidation, reorganization or other winding up of Manor Care, our assets that secure secured debt will be available to pay obligations on the notes only after that secured debt has been repaid in full from these assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. The guarantees of the notes will similarly effectively rank junior to any secured debt of the applicable subsidiary, to the extent of the assets securing that debt. In addition to the guarantees of the credit facilities, MCA's 7 1/2% Senior Notes due 2006 and the 8% Senior Notes, subsidiaries of the Company had additional indebtedness of $31.4 million as of December 31, 2002, substantially all of which was secured debt.

A CHANGE IN CONTROL MAY ADVERSELY AFFECT US OR THE NOTES.

Both our existing $500.0 million five-year senior revolving credit facility and the contemplated $200.0 million three-year senior revolving credit facility provide that certain change of control events with respect to us will constitute a default. In addition, future debt we incur may limit our ability to repurchase the notes upon a change of control or require us to offer to redeem that future debt upon a change of control. Moreover, if you or other investors in our notes exercise the repurchase right for a change of control, it may cause a default under that debt, even if the change of control itself does not cause a default, due to the financial effect of such a purchase on us. Finally, if a change of control event occurs, we cannot assure you that we will have enough funds to repurchase all the notes.

Furthermore, the change in control provisions may in certain circumstances make more difficult or discourage a takeover of Manor Care and the removal of incumbent management.

OUR BUSINESS AND FINANCIAL RESULTS DEPEND ON OUR ABILITY TO GENERATE SUFFICIENT CASH FLOWS TO SERVICE OUR DEBT OR REFINANCE OUR DEBT ON COMMERCIALLY REASONABLE TERMS.

Our ability to make payments on and to refinance our debt and to fund planned expenditures depends on our ability to generate cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, our ability to borrow funds under our existing $500.0 million five-year senior revolving credit facility or, alternatively the contemplated $200.0 million three-year senior revolving credit facility will depend on our satisfying various covenants. These covenants, among other things:

       o limit our ability and the ability of our subsidiaries to borrow and to place liens on our assets or their assets;

       o require us to comply with a debt to capitalization ratio test, fixed charge coverage ratio test and leverage ratio test;

       o limit our ability to merge with other parties or sell all or substantially all of our assets;

       o limit our and our subsidiaries' ability to make certain acquisitions and to dispose of assets; and



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       o limit our ability to pay dividends and redeem capital stock.

We cannot assure you that our business will generate cash flows from operations or that future borrowings will be available to us under our existing $500.0 million five-year senior revolving credit facility or our contemplated $200.0 million three-year senior revolving credit facility in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs.

Our inability to generate sufficient cash flow to service our debt would have a material adverse effect on our business and results of operations.

WE MAY MAKE ACQUISITIONS THAT COULD SUBJECT US TO A NUMBER OF OPERATING RISKS.

We anticipate that we may continue to make acquisitions of, investments in, and strategic alliances with complementary businesses to enable us to add services for our core customer base and for adjacent markets, and to expand each of our businesses geographically. However, implementation of this strategy entails a number of risks, including:

       o inaccurate assessment of undisclosed liabilities;

       o entry into markets in which we may have limited or no experience;

       o diversion of management's attention from our core business;

       o difficulties in assimilating the operations of an acquired business or in realizing projected efficiencies and cost savings; and

       o increase in our indebtedness and a limitation in our ability to access additional capital when needed.

Certain changes may be necessary to integrate the acquired businesses into our operations, to assimilate many new employees and to implement reporting, monitoring, compliance and forecasting procedures. Obtaining anticipated revenue synergies or cost reductions are also a risk in many acquisitions.

WE DEPEND UPON REIMBURSEMENT BY THIRD-PARTY PAYORS.

Substantially all of our revenues are derived from private and governmental third-party payors. In 2002, approximately 31% of our revenues were derived from Medicare, 33% from Medicaid and approximately 36% from commercial insurers, managed care plans, workers' compensation payors and other private pay revenue sources. There are increasing pressures from many payors to control health care costs and to reduce or limit increases in reimbursement rates for medical services. Governmental payment programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative or executive orders and government funding restrictions, all of which may materially increase or decrease the rate of program payments to us for our services. Due to budgetary shortfalls, many states are considering or have enacted cuts to their Medicaid programs, including funding for our services. In the recent past, we have experienced a decrease in revenues primarily attributable to declines in government reimbursement as a result of the Budget Act. Although certain rate reductions resulting from the Budget Act were mitigated by BBRA 99 and BIPA 2000, the Budget Act significantly changed the method of payment under the Medicare and Medicaid programs for our services. There can be no assurances that payments from governmental or private payors will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs. Our financial condition and results of operations may be affected by the reimbursement process, which in



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the health care industry is complex and can involve lengthy delays between the time that revenue is recognized and the time that reimbursement amounts are settled.

Certain of the increases in Medicare reimbursement for skilled nursing facilities provided for under BBRA 99 and the BIPA 2000 expired on September 30, 2002, the so-called "Medicare cliff". Congress has not enacted additional legislation to date to further extend these provisions. No assurances can be given as to whether Congress will increase or decrease reimbursement in the future, the timing of any action or the form of relief, if any, that may be enacted. We believe that much of the decrease in revenues from the Medicare cliff will be offset by a shift in the mix of our patients to a higher percentage of Medicare and insurance, as well as the Medicare statutory annual inflationary increase effective October 1, 2003.

We are subject to periodic audits by the Medicare and Medicaid programs, and the paying agencies for these programs have various rights and remedies against us if they assert that we have overcharged the programs or failed to comply with program requirements. Such payment and government agencies could seek to reopen previously filed and reviewed cost reports and to require us to repay any overcharges, or could make deductions from future amounts due to us. As a result of these audits, such agencies are reviewing our cost reports and the payments that we received prior to the implementation of the prospective payment system. We could also be subject to civil false claims assessments, fines, criminal penalties or program exclusions as a result of Department of Justice and/or the Office of Inspector General, U.S. Department of Health and Human Services' review of any such program violations. Private pay sources also reserve rights to conduct audits and make monetary adjustments.

IF WE FAIL TO COMPLY WITH EXTENSIVE LAWS AND GOVERNMENT REGULATIONS, WE COULD SUFFER PENALTIES OR BE REQUIRED TO MAKE SIGNIFICANT CHANGES TO OUR OPERATIONS.

The health care industry, including our company, is required to comply with extensive and complex laws and regulations at the federal, state and local government levels relating to, among other things:

       o licensure and certification;

       o adequacy and quality of health care services;

       o qualifications of health care and support personnel;

       o quality of medical equipment;

       o confidentiality, maintenance and security issues associated with medical records;

       o relationships with physicians and other referral sources;

       o operating policies and procedures;



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       o addition of facilities and services; and

       o billing for services.

Many of these laws and regulations are expansive, and we do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations. In addition, certain regulatory developments, such as revisions in the building code requirements for assisted living and skilled nursing facilities, mandatory increases in scope and quality of care to be offered to residents and revisions in licensing and certification standards, could have a material adverse effect on us. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.

If we fail to comply with applicable laws and regulations, we could be subjected to liabilities, including criminal penalties, civil penalties (including the loss of our licenses to operate one or more of our facilities) and exclusion of one or more of our facilities from participation in the Medicare, Medicaid and other federal and state health care programs.

Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of health care companies and, in particular, skilled nursing facilities and home health agencies. These investigations relate to a wide variety of topics, including:

       o cost reporting and billing practices;

       o quality of care;

       o financial relationships with referral sources; and

       o medical necessity of services provided.

In addition, the Office of the Inspector General of the U.S. Department of Health and Human Services and the Department of Justice have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Such initiatives include review of:

       o the appropriateness of therapy services provided to Medicare beneficiaries in skilled nursing facilities;

       o appropriate cost allocation between the Medicare-certified and non-certified portions of the facility; and

       o billing for ancillary supplies, resident assessments and quality of care.

Like others in the health care industry, we receive requests for information from governmental agencies in connection with their regulatory or investigational authority. Moreover, health care providers are also subject to the federal False Claims Act amendments which in 1986 made it easier for private parties to bring "qui tam" whistleblower lawsuits against companies. Some states have adopted similar state whistleblower and false claims provisions. See "Business-Regulation and licenses".



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WE ARE REQUIRED TO COMPLY WITH LAWS GOVERNING THE TRANSMISSION AND PRIVACY OF
HEALTH INFORMATION.

The Health Insurance Portability and Accountability Act of 1996 (HIPAA), requires us to comply with standards for the exchange of health information within our company and with third parties, such as payors, business associates and patients. These include standards for common health care transactions, such as claims information, plan eligibility, payment information and the use of electronic signatures; unique, identifiers for providers, employers, health plans and individuals; security; privacy; and enforcement.

The Department of Health and Human Services finalized the transaction standards on August 17, 2000. While we initially were required to comply with them by October 16, 2002, Congress passed legislation in December 2001 that delayed for one year (until October 16, 2003) the compliance date, but only for entities that submitted a compliance plan to the Department of Health and Human Services by the original implementation deadline, which we did. On February 20, 2003, the Department of Health and Human Services published certain modifications to the final transaction standards, but these changes do not affect the October 16, 2003 compliance deadline. The Department of Health and Human Services issued the privacy standards on December 28, 2000, and, after certain delays, they became effective on April 14, 2001, with a compliance date of April 14, 2003. Sanctions for failing to comply with the HIPAA health information practices provisions include criminal penalties and civil sanctions. The security standards are effective April 21, 2003, with a compliance date of April 21, 2005 for most covered entities.

If we fail to comply with these standards, we could be subject to criminal penalties and civil sanctions. See "Business-Regulation and licenses-Health information practices".

STATE EFFORTS TO REGULATE THE CONSTRUCTION OR EXPANSION OF HEALTH CARE PROVIDERS COULD IMPAIR OUR ABILITY TO EXPAND OUR OPERATIONS.

Some states require health care providers (including skilled nursing facilities, home health agencies, hospices and assisted living facilities) to obtain prior approval, known as a certificate of need (CON), for:

       o the purchase, construction or expansion of health care facilities;

       o capital expenditures exceeding a prescribed amount; or

       o changes in services or bed capacity.

To the extent that we require a CON or other similar approvals to expand our operations, either by acquiring facilities or expanding or providing new services or other changes, our expansion could be adversely affected by the failure or inability to obtain the necessary approvals, changes in the standards applicable to those approvals, and possible delays and expenses associated with obtaining those approvals. We cannot assure you that we will be able to obtain CON approval for all future projects requiring that approval.

IF CERTAIN OF OUR OPERATIONS ARE FOUND NOT TO QUALIFY FOR AN EXCEPTION UNDER MEDICARE'S RELATED PARTY RULE, WE MAY BE REQUIRED TO RETURN PAYMENTS WE RECEIVED IN THE PAST.

Before the Medicare program implemented the prospective payment system for skilled nursing facilities, it limited certain allowable costs for items and services provided by companies that are associated or affiliated with a Medicare provider or have control of, or are controlled by, a



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Medicare provider. Many state Medicaid programs have adopted the same rule in determining costs that will be included in the payment rates. Unless a provider qualifies for the exception to the related party rule, the Medicare program will only reimburse the provider for the cost incurred by the related party in providing products or services, rather than the related party's charge. An organization can qualify for the exception to the related party rule by meeting the following criteria:

       o the entities are bona fide separate organizations;

       o a substantial part of the supplying organization's business activity is conducted with non-related organizations and there is an open, competitive market for the services or products;

       o the services or products are commonly obtained by a provider from other organizations and are not a basic element of patient care ordinary furnished directly to patients by the providers; and

       o the charge to the provider is in line with the charge for these services and products in the open market and no more than the charge made under comparable circumstances to others.

The Medicare program has taken the position for cost reporting years 1997 through 1999 that one of our subsidiaries providing rehabilitation management services is a related party and that certain fees paid to this entity should be adjusted based upon the related party rule. The Maryland Medicaid program has taken the same position, based upon the Medicare program's position. We have appealed the decisions of the Medicare program and Maryland Medicaid program to adjust these fees. We have signed a settlement agreement with Medicare for cost reporting years 1997, 1998 and 1999 that involves a payment to Manor Care, which is not expected to be material to our financial results. We are currently in discussions with the Maryland Medicaid program to reach a settlement on the same basis for cost reporting years 1998 and 1999 related to three Manor Care nursing facilities. Other state Medicaid programs could take the same position as the Medicare program and the Maryland Medicaid program.

HEALTH CARE REFORM LEGISLATION MAY AFFECT OUR BUSINESS.

In recent years, there have been numerous initiatives on the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. Aspects of certain of these health care initiatives, such as reductions in funding of the Medicare and Medicaid programs; potential changes in reimbursement regulations by the CMS; enhanced pressure to contain health care costs by Medicare, Medicaid and other payors; and greater state flexibility and additional operational requirements in the administration of Medicaid, could adversely affect us. There can be no assurance as to the ultimate content, timing or effect of any health care reform legislation, nor is it possible at this time to estimate the impact of potential legislation on us. That impact may be material to our financial condition or our results of operations.

WE FACE NATIONAL, REGIONAL AND LOCAL COMPETITION.

Our nursing facilities compete primarily on a local and regional basis with many long-term care providers, some of whom may own as few as a single nursing center. Our ability to compete successfully varies from location to location depending on a number of factors, including the



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number of competing centers in the local market, the types of services available, quality of care, reputation, age and appearance of each center and the cost of care in each locality.

We also compete with a variety of other companies in providing assisted living services, rehabilitation therapy services and home health care services. Given the relatively low barriers to entry and continuing health care cost containment pressures in the assisted living industry, we expect that the assisted living industry will become increasingly competitive in the future. Increased competition in the future could limit our ability to attract and retain residents, to maintain or increase resident service fees, or to expand our business.

LABOR COSTS MAY INCREASE WITH A POTENTIAL SHORTAGE OF QUALIFIED PERSONNEL.

A shortage of nurses or other trained personnel and general inflationary pressures have required us to enhance our wage and benefits packages in order to compete for qualified personnel. Labor costs account for approximately 64% of the operating expenses of our long-term care segment. We compete with other health care providers to attract and retain qualified or skilled personnel. We also compete with various industries for lower-wage employees. Although we currently do not face a staffing shortage in all markets where we operate, we have used high-priced temporary help to supplement staffing levels in markets with shortages of health care workers, primarily in 2001 and 2000. If a shortage of nurses or other health care workers occurred in all geographic areas in which we operate, it could adversely affect our ability to attract and retain qualified personnel and could further increase our operating costs.

OUR OPERATIONS ARE SUBJECT TO OCCUPATIONAL HEALTH AND SAFETY REGULATIONS.

We are subject to a wide variety of federal, state and local occupational health and safety laws and regulations. Among the types of regulatory requirements faced by health care providers such as us are: air and water quality control requirements, occupational health and safety requirements (such as standards regarding blood-borne pathogens and ergonomics), waste management requirements, specific regulatory requirements applicable to asbestos, polychlorinated biphenyls and radioactive substances, requirements for providing notice to employees and members of the public about hazardous materials and wastes and certain other requirements. If we fail to comply with these standards, we may be subject to sanctions and penalties.

THE COST OF GENERAL AND PROFESSIONAL LIABILITY CLAIMS MAY INCREASE.

The significant increase in patient care liability costs in the past three years is a critical issue for our industry. General and professional liability claims for the long-term care industry have become increasingly expensive. The long-term care industry received some assistance with the passage of a measure of tort reform in Florida in May 2001 that became fully effective on October 5, 2001. Despite those reforms, if patient care claims continue to increase in number and size, our future financial condition and operating results may be adversely affected.

WE ARE SUBJECT TO MATERIAL LITIGATION.

We are, and may in the future be, subject to litigation which, if determined adversely to us, could have a material adverse effect on our business or financial condition. In addition, some of the companies and businesses we have acquired have been subject to similar litigation. Pending, threatened or future litigation, whether or not described in this offering



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memorandum, could have a material adverse effect on our financial condition or our results of operations. See "Management's discussion and analysis of financial condition and results of operations--Contingencies and commitments" and "Business--Litigation."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE HOLDERS OF THE NOTES TO RETURN PAYMENTS RECEIVED FROM US OR OUR SUBSIDIARY GUARANTORS.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

       o issued the guarantee to delay, hinder or defraud present or future creditors; or

       o received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee,

and at the time it issued the guarantee:

       o was insolvent or rendered insolvent by reason of such incurrence; or

       o was engaged or about to engage in a business or transaction for which the guarantor's remaining unencumbered assets constituted unreasonably small capital to carry on its business; or

       o intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if, at the time it incurred the debt:

       o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

       o if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

       o it could not pay its debts as they become due.

We cannot be sure as to the standards that a court would use to determine whether or not the subsidiary guarantors were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to that subsidiary guarantor's other debt.

If a case were to occur, any guarantee of the notes incurred by one or more of the subsidiary guarantors could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.



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A court could thus void the obligations under the guarantee or subordinate the guarantee to the applicable guarantor's other debt or take other action detrimental to holders of the notes.

WE MAY REPURCHASE OUR STOCK AND REDUCE CASH RESERVES AND SHAREHOLDERS' EQUITY THAT IS AVAILABLE FOR REPAYMENT OF THE NOTES.

We have in the past repurchased, and expect to continue to repurchase, our stock in the open market or in privately negotiated transactions. Moreover, we expect to use $25.0 million of the proceeds of the Transactions to acquire our common stock concurrently with the completion of the offering from purchasers of the Convertible Senior Notes. As of December 31, 2002, we had authority to repurchase $137.9 million of our common stock. As of April 8, 2003, $34.5 million of this amount had been utilized. In addition, on April 7, 2003, our board of directors authorized us to repurchase an additional $100.0 million of our common stock. We expect to repurchase $25.0 million of common stock as part of the Transactions. In the future, we may purchase our stock with cash or other assets of Manor Care. These purchases may be significant. Any purchase would reduce cash and shareholders' equity that is available to pay the notes.

WE MAY PURCHASE OR SELL ASSETS WHICH MAY INCREASE SENIOR DEBT OR REDUCE CASH FLOW RESPECTIVELY.

We frequently purchase and sell assets. Purchases may reduce cash or increase senior debt. We also sell assets, which may reduce our cash flow as earnings from sold operations are no longer available.

WE HAVE NOT REGISTERED THE NOTES, WHICH WILL LIMIT YOUR ABILITY TO RESELL THEM.

We will agree to use reasonable best efforts to file a registration statement with the SEC relating to an offer to exchange the notes within 90 days from their issue date, and to use commercially reasonable efforts to cause such registration statement to become effective within 150 days from the issue date, for a new issue of identical (other than registration rights provisions) debt securities, registered under the Securities Act. The notes offered hereby, however, have not been registered, and we do not intend to register the notes under the Securities Act. We are offering them in reliance upon exemptions from registration under the Securities Act and applicable state securities laws. Thus, until the notes are exchanged for registered notes, you may transfer or resell the notes only in a transaction registered under or exempt from the registration under the Securities Act and applicable state securities laws. Although we are obligated to consummate an exchange offer for equivalent registered securities or, in certain limited circumstances, to register resales of the notes under the Securities Act, no assurances can be given as to the ability of holders to sell their notes.

WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

Prior to this offering there has been no market for the notes. We have been informed by the initial purchasers that they intend to make a market in the notes after the offering is completed. However, the initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the Exchange Act), and may be limited during an exchange offer and the pendency of any shelf registration statement. As a result, we cannot assure you that an active trading market will develop for the notes.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

Sales of a substantial number of shares of our common stock in the public market could depress the market price of the notes or our common stock, or both, and impair our ability to raise capital though the sale of additional equity securities. Furthermore, as of December 31, 2002, we held approximately $9.6 million registered shares of our common stock in reserve for future issuance to our employees, directors and consultants pursuant to our stock option and restricted stock award programs.

OUR REPORTED EARNINGS PER SHARE MAY BE MORE VOLATILE BECAUSE OF THE CONVERSION CONTINGENCY PROVISION OF THE NOTES.

Holders of the notes are entitled to convert the notes into our common stock, among other circumstances, if the average of the last reported sale prices of our common stock for the 20 trading days immediately prior to the conversion date is greater than or equal to 120% of the conversion price per share of common stock on such conversion date. Until this contingency or another conversion contingency is met, the shares underlying the notes are not included in the calculation of our basis or fully diluted earnings per share. Should this contingency be met, fully diluted earnings per share would be expected to decrease as a result of the inclusion of the underlying shares in the fully diluted earnings per share calculation. Volatility in our stock price could cause this condition to be met in one quarter and not in a subsequent quarter, increasing the volatility of fully diluted earnings per share.

WE MAY ISSUE ADDITIONAL EQUITY SECURITIES, WHICH WOULD LEAD TO DILUTION OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

The issuance of additional equity securities or securities convertible into equity securities would result in dilution of existing stockholders' equity interest in us. We are authorized to issue, without stockholder approval, 5,000,000 shares of preferred stock, $.01 par value per share, in one or more series, which may give other stockholders dividend, conversion, voting, and liquidation rights, among other rights, which may be superior to the rights of holders of our common stock. Our board of directors has the authority to issue, without the vote or action of stockholders, shares of preferred stock in one or more series, and has the ability to fix the rights, preferences, privileges and restrictions of any such series. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of our common stock. Our board of directors has no present intention of issuing any such preferred series, but reserves the right to do so in the future. In addition, we are authorized to issue, without stockholder approval, up to 300,000,000 shares of common stock, $.01 par value per share, of which 93,382,496 were outstanding as of April 8, 2003. We are also authorized to issue without stockholder approval, securities convertible in either common stock or preferred stock.

THE MARKET PRICE OF THE NOTES COULD BE SIGNIFICANTLY AFFECTED BY THE MARKET PRICE OF OUR COMMON STOCK AND OTHER FACTORS.

We expect that the market price of our notes will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the notes than would be expected for nonconvertible debt securities. The market price of our common stock will likely continue to fluctuate in response to factors including the factors discussed elsewhere in this "Risk factors" section and under the caption "Forward-looking statements," many of which are beyond our control.

THE NOTES ARE NOT PROTECTED BY RESTRICTIVE COVENANTS.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving Manor Care except to the extent described under "Description of notes--fundamental change permits holders to require us to purchase notes."

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO PURCHASE THE NOTES UPON A FUNDAMENTAL CHANGE OR OTHER PURCHASE DATE, AS REQUIRED BY THE INDENTURE GOVERNING THE NOTES.

On           , 2005, holders of the notes may require us to purchase their notes for cash. In addition, holders may also require us to purchase their notes upon a fundamental change as described under "Description of notes--fundamental change permits holders to require us to purchase notes." A fundamental change may also constitute an event of default, and result in the acceleration of the maturity of our then-existing indebtedness, under another indenture or other agreement. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay in cash the purchase price or Fundamental Change purchase price for the notes tendered by the holders. Failure by us to purchase the notes when required will result in an event of default with respect to the notes.

WE HAVE NOT REGISTERED THE NOTES OR THE COMMON STOCK ISSUABLE UPON CONVERSION, WHICH WILL LIMIT YOUR ABILITY TO RESELL THEM.

We have agreed to use reasonable best efforts to file a shelf registration statement with the SEC within 90 days from of the issue date, and to use commercially reasonable efforts to cause such registration statement to become effective within 150 days from the issue date, in order to register resales of the notes and common stock issuable upon conversion of the notes under the Securities Act. The notes offered hereby and the common stock issuable upon conversion of the notes, however, have not been registered. This offering is being conducted in reliance upon an exemption from registration under the Securities Act and applicable state securities laws. Until the notes and the common stock issued upon conversion of the notes are sold pursuant to the shelf registration statement, you may transfer or resell the notes only in a transaction exempt from the registration under the Securities Act and applicable state securities laws. Although we are obligated to register resales of the notes and the common stock issuable upon the conversion of the notes under the Securities Act, no assurances can be given as to the ability of holders to sell their notes or the common stock issuable upon conversion of the notes.

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THESE NOTES.

Prior to this offering there has been no trading market for the notes. We have been informed by the initial purchasers that they intend to make a market in the notes after the offering is completed. However, the initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act, and may be limited during the pendency of any shelf registration statement. As a result, you cannot be sure that an active trading market will develop for the notes.

RESALE OF THE NOTES AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES IS RESTRICTED.

The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state or foreign securities laws. Unless they are registered, the notes and the common stock issuable upon conversion of the notes may not be offered or sold except pursuant to an exemption from registration under the Securities Act and or in a transaction not subject to the registration requirements of the Securities Act. Although we have agreed to file a shelf registration statement to register such sale under the Securities Act, the shelf registration statement may not be available to holders at all times, and selling holders may, under current law, have a limited number of methods available for reselling the notes and the common stock issuable upon conversion of the notes.

YOU SHOULD CONSIDER THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF OWNING THE NOTES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES.

We and each holder agree in the indenture to treat the notes as indebtedness that is subject to United States Treasury regulations governing contingent payment debt instruments. The following discussion assumes that the notes will be so treated, though we cannot assure you that the Internal Revenue Service will not assert that the notes should be treated differently. Under the contingent payment debt regulations, a holder will be required to include amounts in income, as original issue discount, in advance of cash such holder receives on a note, and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a noncontingent, nonconvertible borrowing, even though the note will have significantly lower stated rate of interest. A U.S. holder will recognize taxable income significantly in excess of cash received while the notes are outstanding. In addition a U.S. holder will recognize ordinary income, if any, upon a sale, exchange, conversion, redemption or repurchase of the notes at a gain. In computing such gain, the amount realized by a U.S. holder will include, in the case of a conversion, the amount of cash and the fair market value of shares received. Holders are urged to consult their own tax advisors as to the U.S. federal, state and other tax consequences of acquiring, owning and disposing of the notes and the shares of common stock issuable upon conversion of the notes. For more information, see "Certain United States federal income tax considerations."

In addition, Manor Care's preliminary offering memorandums for both the Senior Notes and Senior Convertible Notes each state that Manor Care intends to refinance this five-year agreement through the Transactions. As of February 28, 2003, borrowings outstanding under this five-year agreement were $231.8 million.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                Manor Care, Inc.
                                  (Registrant)



Date: April 9           , 2003         By: /s/ R. Jeffrey Bixler
      ------------------                   -------------------------------------
                                           R. Jeffrey Bixler
                                           Vice President, General Counsel and
                                           Secretary

                                INDEX TO EXHIBITS

Exhibit             Description
-------             -----------
Exhibit 99          Press Release dated April 9, 2003